Exhibit 5.1

Opinion of Shumaker, Loop & Kendrick, LLP

                                , 2004

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, FL 33763

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by DrugMax, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of up to 1,000,000 shares of the Company’s common stock, $0.001 par value per share, which have been previously issued to the selling stockholders named therein (the “Shares’). The Shares are to be sold from time to time as set forth in the Registration Statement and the Prospectus contained therein (the “Prospectus”).

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing and subject to the limitations and qualifications set forth below, it is our opinion that the Shares covered by the Registration Statement have been authorized and are fully paid and non-assessable.

The opinion expressed above is limited by and subject to the following qualifications:

(a) To the extent our opinion set forth above is governed by the laws of the State of Nevada, we have based such opinion exclusively upon a reading of applicable provisions of the General Corporation Law of Nevada without taking into account any legislative, judicial or administrative interpretations thereof. Except as set forth in the immediately preceding sentence, we express no opinion other than as to the federal securities laws of the United States of America.

(b) The opinion expressed herein is as of the date hereof, and we assume no obligation to update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP
Shumaker, Loop & Kendrick, LLP